UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017 (November 22, 2017)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code: (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)
☐	Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8 – Other Events

Item 8.01. Other Events.

Ocwen Settlement

As previously disclosed, on August 12, 2016, Ocwen Loan Servicing, LLC (“Ocwen”) filed a Demand for Arbitration against CIT alleging that CIT failed to meet its contractual obligations to indemnify Ocwen for losses allegedly suffered from servicing errors attributable to the period prior to the June 2013 sale of mortgage servicing rights to Ocwen and CIT’s ownership of the business. On November 22, 2017, CIT and Ocwen agreed to a settlement of $29.9 million to resolve the claims. CIT is adequately reserved for the settlement and the settlement will not have a material effect on CIT’s financial condition or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Stuart Alderoty
Stuart Alderoty
Executive Vice President, General Counsel
& Secretary

Dated:  December 1, 2017